EXHIBIT 10 (ae)

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement") is made as of the 1ST day of August, 1997, by and between SARATOGA BRANDS INC. a New York corporation (The "Company"), and SCOTT G. HALPERIN (the "Executive").

W I T N E S E T H :

      WHEREAS, the Executive is currently the Company's Chairman, Chief Executive Officer, and Treasurer; and

      WHEREAS, the Executive possesses an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, opportunities and problems; and

      WHEREAS, the Company recognizes that the Executive's contribution to the growth and success of the Company has been substantial and desires to assure itself of the Executive's employment; and

      WHEREAS, the Company desires to continue to employee the Executive as its Chairman and Chief Executive Officer; and

      WHEREAS, the Executive is desirous of committing himself to serve the Company on the terms herein provided; and

      WHEREAS, the Company and the Executive are parties to that certain employment agreement, dated August 16, 1994,(the "Old Agreement"); and

      WHEREAS, the Company and the Executive desire to terminate the Old Agreement and replace it in its entirety with this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties contained in this Agreement, the parties hereto hereby agree as follows:

1. Employment.

      The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth in this Agreement, for a period commencing on August 1, 1997 (the Effective Date") and terminating on July 31, 2005 (unless sooner terminated as specifically provided by this Agreement); provided, however, that this Agreement may be renewed pursuant to Section 16, herein. The Old Agreement is hereby terminated as of the Effective Date, without any liability on the part of the Company or the Executive to each other.

2. Position and Duties.

      The Executive shall serve as the Chairman and Chief Executive Officer of the Company and shall have primary responsibility for the supervision and control over, and responsibility for, the management and operation of the Company, and shall have such other powers and duties as may from time to time be delegated to him by the Board of Directors of the Company (the "Board"), provided that such duties are consistent with his present duties and with the Executive's position. It shall be a condition of the Executive's employment hereunder, on the part of the Executive, that the Executive serve as a director of the Company. The Company shall use its best efforts to nominate and cause the Executive to be elected as a director, it being expressly understood that failure by the Company to nominate the Executive (other than by reason of the Executive's decision not to be so nominated) or use best efforts to cause his election, shall be treated as grounds for termination of this Agreement by the Executive, for "Good Reason" (as hereinafter defined).

3. Indemnification of Executive.

The Company will indemnify the Executive (and his legal representatives or other successors) to the fullest extent permitted by the laws of the State of New York in effect at the time of the subject act or omission, or such other state in which the Company may be incorporated at such time, or the Certificate of Incorporation and By-Laws of the Company as in effect at such time or on the date of this Agreement, whichever affords or afforded greater protection to the Executive, against all costs, charges and expenses, including, without limitation, amounts paid in settlement or upon judgment, whatsoever incurred or sustained by him or his legal representatives or other successors, in connection with any action, suit or proceeding to which he (or his legal representative or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries except that his indemnity shall not extend to fraud, criminal misconduct, embezzlement or gross negligence committed by the Executive. If the Company elects to maintain liability insurance policies covering its directors and officers, the Executive shall be entitled to the benefit thereof.

4. Place of Performance.

      If the Company shall relocate or transfer its principal executive offices to a location more than thirty miles from the Company's current principal executive offices, the Company will promptly pay (or reimburse the Executive for) all reasonable moving expenses incurred by the Executive relating to a change of his principal residence in connection with any such relocation of the Company's principal executive offices, and will indemnify the Executive against any reasonable loss realized in the sale of his principal residence in connection with any such change of residence.

5. Compensation.

      5.1. Salary. During the term of this Agreement, the Executive shall be paid a salary (the "Salary")in the amounts set forth below, and in the same manner as other key employees of the Company are paid:

       Employment Period                              Annual Rate
       -----------------                              -----------

January 1, 1998 through July 31, 1998                 $220,000
August 1, 1998 through July 31, 2001                  20% annual increase
August 1, 2001 through July 31, 2005                  15% annual increase

      5.2. Additional Compensation. In addition to the Salary, the Executive shall receive additional incentive compensation during each fiscal year in an amount not less than 2% of the increase in gross revenues of the Company during each such year as compared to the prior fiscal year, commencing with the fiscal year ended December 31, 1996, as set forth in a separate agreement between the Company and the Executive, and any other bonus the Company's Board of Directors may award to the Executive.

      5.3 Option Grant. As an inducement to enter into this Agreement and without further payment therefor Executive is hereby granted and the Company agrees to issue, immediately upon execution of this Agreement, options to purchase 586,666 shares of the common stock of the Company,$.001 par value at a purchase price equal to the average of the closing bid prices of the stock for the 5 days prior to the execution of this agreement. The options granted under this Section 5.3 shall immediately be registered by the Company under the Securities Act of 1933, as amended, on Form S-8 or such other form as shall then be available for the registration of shares granted to employees as compensation under an employment plan.

6. Expenses.

      During the term of this Agreement, the Company shall reimburse the Executive for such costs and expenses as the Executive may reasonably incur in connection with the performance of his duties hereunder, including, but not limited to, expenses for entertainment, travel and similar items. The Company will reimburse the Executive for such expenses upon presentation of expense statements or vouchers or such other supporting information as the Company may require, in accordance with the policies and procedures of the Company for the reimbursement of business expenses of its senior executive officers.

7. Participation In Employee Benefit Plans.

      During the term of his employment hereunder, the Executive shall have the right, but only to the extent provided in any such plan, to receive or participate in any 401(k) plan adopted by the Company, and all other benefits and plans which the Company may from time to time institute during such period for its employees and for which the Executive is eligible. The Company shall maintain a medical and dental plan for qualified employees that covers the Executive, his spouse and his minor children and it shall bear the premiums related to the Executive and his family.

8. Vacations, Holidays and Sick Leave.

      The Executive will be entitled to the number of paid holidays, personal days off, vacation days and sick leave days in each calendar year as are determined by the Company from time to time for its senior excutive officers, but not less than thirty calendar days in any calendar year (prorated, in any calendar year during which the Executive is employed under this Agreement for less than the entire such year, in accordance with the number of days in such calendar year during which he is so employed). Such vacation may be taken in the Executive's discretion at such time or times as he determines.

9. Automobile Expense Allowance. The Company shall pay the Executive an automobile expense allowance in the amount of $12,000 per annum. The Company shall pay all of the expenses of maintaining, insuring, operating and garaging an automobile upon the presentation of appropriate vouchers and/or receipts to the extent that the Company does not pay such expenses directly.

10. Membership Dues and Expenses

      The Company shall pay all of the Executive's dues and expenses for membership in a health or social club payable during the term of this Agreement upon the presentation of appropriate vouchers and/or receipts.

11. Insurance; Insurability; Right to Insure.

      During the continuance of the Executive's employment hereunder, the Company shall maintain life insurance in an amount no less than $2,000,000 on the life of the Executive payable to the Executive's designee. In addition, during the continuance of the Executor's employment hereunder, the Company shall have the right to maintain term life insurance in its own name naming itself as beneficiary covering the Executive's life ending on the termination date of this Agreement. The Executive shall aid in the procuring of such insurance by submitting to the required medical examinations, if any, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which application or applications for insurance may be made by or for the Company.

12. Registration Rights

      (a) The Executive shall have the right, exercisable by written notice to the Company at any time from the date hereof and prior to the third anniversary of the Date of Termination (as hereinafter defined), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, at the sole expense of the Company, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Executive, in order to comply with the provisions of the Securities Act of 1933, as amended (the "Act"), so as to permit a public offering and sale for nine (9) consecutive months by the Executive of his Registrable Securities (as hereinafter defined).

      (b) If, at any time during the term of this Agreement and prior to the third anniversary of the Date of Termination, the Company proposes to prepare and file a registration statement covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty (30) business days prior to the filing of each such registration statement, to the Executive. Upon the written request of the Executive, made within twenty (20) business days after receipt of the Notice, that the Company include any of the Executive's Registrable Securities in the proposed registration statement, the Company shall, as to the Executive, use its best efforts to effect the registration under the Act of the

Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Executive; provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all or a portion of the registrable securities requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the registrable securities which it has been requested to register. Notwithstanding the provisions of this Section 12(b), the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 12(b) (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

      (c) As used herein the term "Registrable Security" means all of the common shares and the common shares issuable upon exercise or conversion of any other security of the Company, now or hereinafter acquired by the Executive; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination,
(i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the immediate public distribution of such security or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the registration rights granted pursuant to this
Section 12.

      (d) In connection with any registration under this Section 12, the Company shall file the registration statement as expeditiously as possible, but in no event later than thirty (30) business days following receipt of any demand therefor, shall use its best efforts to have any such Registration Statements declared effective at the earliest possible time, and shall furnish the Executive such number of prospectuses as shall reasonably be requested.

      (e) The Company shall pay all costs, fees and expenses in connection with any such registration statements filed pursuant to this Section 12 including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

      (f) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the Executive; provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

      (g) Nothing contained in this Agreement shall be construed as requiring the Executive to exercise or convert any securities exercisable into or convertible for common shares prior to the initial filing of any registration statement or the effectiveness thereof.

      (h) The Company may, at its option, satisfy its obligation with respect to this Section 12, by including the Registrable Securities, to the extent permissible, in a registration statement on Form S-8 (or a successor form thereto) filed with the Commission; provided, however, that the Executive's rights under this Section 10 shall continue with respect to any Registrable Securities not included in such registration statement on Form S-8.

13. Termination.

      The Executive's employment under this Agreement may be terminated without any breach of this Agreement only on the following circumstances:

      13.1. Death. The Executive's employment under this Agreement shall terminate upon his death.

      13.2. Disability. Subject to Section 13.4, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties under this Agreement for 180 calendar days during any calendar year, the Company may terminate the Executive's employment under this Agreement.

      13.3 Cause. The Company may terminate this Agreement at any time for "cause", as hereinafter defined, upon written notice to the Executive, which notice shall specify in reasonable detail the grounds for the proposed termination. In addition to being given written notice of the grounds constituting "cause" hereunder, the Executive shall be given thirty (30) days to cure if the grounds arise under subsections (a) or (d) below. If Executive is terminated for cause, all compensation and benefits paid or available herein shall cease and shall not be paid except those earned prior to termination. The term "cause" as used in this Agreement shall mean:

            (a)   Willfully damaging the Company's property;

            (b)   Conviction of a felony;

            (c) Willfully engaging in theft, fraud, embezzlement, or securities law violation, with respect to the Company;

            (d) Willful and substantial failure to perform his duties (other than such failure resulting from the Executive's incapacity due to physical or mental illness).

      Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the Board at a meeting of the Board called and held for such purpose (after reasonable written notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in subsection (a), (b), (c) or (d) and specifying the particulars thereof in reasonable detail.

      13.4. Termination by the Executive for Good Reason or Because of Ill Health. The Executive may terminate his employment under this Agreement (a) for Good Reason (as hereinafter defined) or (b) if his health should become impaired to any extent that makes the continued performance of his duties under this Agreement hazardous to his physical or mental health or his life, provided that in the case of subsection (b), the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that at the Company's request and expense the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor. For purposes of this Agreement, "Good Reason" shall mean (u) any assignment to the Executive of any duties or reporting obligations other than these contemplated by or any limitation of the powers of the Executive in any respect not contemplated by,
Section 2 of this Agreement, (v) failure of the Company to comply with the Company's material obligations and agreements contained in this Agreement, (w) failure of the Company to obtain the assumption by any successor to perform this Agreement as contemplated in Section 17 of this Agreement, (x) any adverse change in the emoluments associated with the Executive's employment, including, without limitation, the size of the Executive's office and staff, (y) relocation of the Company's corporate offices without the Executive's consent or (z) the Company's failure to nominate the Executive as a director of the Company (other than by reason of the Executive's decision not to be so nominated) or use its best efforts to cause his election. with respect to the matters set forth in subsection (a) of this Section, the Executive must give the Company 30 days prior written notice of his intent to terminate this Agreement as a result of any breach or alleged breach of the applicable clause and the Company shall have the right to cure any such breach or alleged breach within such 30 day period.

14. Notice of Termination.

      Any termination of the Executive's employment by the Company or by the Executive (other than termination by reason of the Executive's death) shall be communicated by written Notice of Termination to the other party of his Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

15. Date of Termination.

      The "Date of Termination" shall mean (a) if the Executive's employment is terminated by his death, the date of this death, (b) if the Executive's employment is terminated pursuant to Section 13.2 above, the date on which the Notice of Termination is given, (c) if the Executive's employment is terminated pursuant to Section 13.3 above, the date specified in the Notice of Termination after the expiration of any cure periods and (d) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given after the expiration of any cure periods.

16. Compensation Upon Termination or During Disability.

      (a) If the Executive's employment shall be terminated by reason of his death, the Company shall pay to such person as he shall designate in notice filed with the Company, or, if no such person shall be designated, to his estate as a lump sum death benefit, his full Salary (plus the incentive compensation set forth in Section 5.2 of this Agreement, on a pro rata basis) to the date of his death in addition to any payments the Executive's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy or similar plan or policy then maintained by the Company for his benefit and such payments shall, assuming the Company is in compliance with the provisions of this Agreement, fully discharge the Company's obligations with respect to Section 5 of this Agreement, but all other obligations of the Company under this Agreement, including the obligations to register Executive's Registrable Securities and to indemnify, defend and hold harmless the Executive, shall remain in effect.

         (b) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his Salary (plus the incentive compensation set forth in Section 5.2 of this Agreement, on a pro rata basis) until the Executive's employment is terminated pursuant to Section 13.2 or 13.4(b) of this Agreement, except that the Salary shall be reduced by any amounts the Executive shall receive in disability payments made pursuant to Company funded disability insurance. After termination, the Executive shall receive Severance Pay (as hereinafter defined), reduced by any disability payments otherwise payable pursuant to insurance funded by the Company. To the extent physically and mentally capable of so doing without potentially impairing or damaging his health, the Executive shall provide consulting services to the Company during the period that he is receiving payments pursuant to this Section 16(b).

      (c) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his full Salary (plus the incentive compensation set forth in Section 5.2 of this Agreement, on a pro rata basis) through the Date of Termination, at the rate in effect at the time Notice of Termination is given, and the Company shall, assuming the Company is in compliance with the provisions of this Agreement, have no further obligation with respect to Section 5 of this Agreement, but all other obligations of the Company under this Agreement, including the obligations to register Executive's Registrable Securities and to indemnify, defend and hold harmless the Executive, shall remain in effect.

      (d) If the Company shall terminate the Executive's employment other than pursuant to Sections 13.1, 13.2 or 13.3 hereof, and/or the Executive shall terminate his employment for Good Reason, then the Company shall pay to the
Executive:

            (i) his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

            (ii) if the Executive's employment is terminated either by the Executive for Good Reason or by the Company other than pursuant to the proper exercise by the Company of its rights pursuant to sections 13.1, 13.2 or 13.3 hereof, for periods subsequent to the Date of Termination (A) a lump sum amount payable on the first day following the Date of Termination, equal to the greater of (1) the remaining compensation (including the incentive compensation set forth in Section 5.2 of this Agreement) payable to the Executive as though the Agreement had been performed through July 31, 2005 or such later date to which the term of this Agreement has been extended (the "Extension Date") and (2) the total compensation earned by the Executive during the one-year period prior to such Date of Termination ("Severance Pay"); and (B) continuation of all employee benefit plans and immediate vesting of all stock awards and options to the fullest extent permitted by any applicable law and the continued right of the Executive to receive all benefits under such plans until the latter of (1) July 31, 2005, or, if this Agreement has been extended, the Extension Date or (2) two year from the Date of Termination; and

            (iii) all legal fees and expenses incurred by Executive in contesting or disputing any such termination or in successfully seeking to obtain or enforce any right or benefit provided by this Agreement.

      (e) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 16 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 16 be reduced by any compensation earned by the Executive as the result of employment by another employer or business or by profits earned by the Executive from any source at any time before or after the Date of Termination.

17. Renewal of Agreement.

      This agreement may be renewed by the Company for successive three year periods commencing on the termination date (each of which periods is hereinafter referred to as a "Renewal Term"), by mutual agreement of the Company and the Executive provided however that the Company may elect to terminate this Agreement at the end of the term hereof, or the then current Renewal Term, as the case may be, giving written notice of such non-renewal not less than 180 days prior to the then current Term or Renewal Term of this Agreement sent to the Executive at his then address of record with the Company. All of the terms, covenants and conditions of this Agreement shall govern Executive's employment by the Company during each Renewal Term, provided that the Executive's annual compensation shall increase by fifteen percent on the date of renewal and annually thereafter.

18. Successors; Binding Agreement.

      (a) The Company requires any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by Agreement to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place unless such successor otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

      (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Executive should die while any amounts would still be payable to him under this Agreement, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, the Executive's estate. The obligations of the Company to the Executive or his estate with respect to any plan or stock option agreements shall be governed by such plans and agreements and shall not be affected in any way by the terms of this Agreement.

19. Nondisclosure: Noncompete.

      19.1. Disclosure of Trade Secrets. During the term of this Agreement and for a period of 12 months thereafter (unless (i) terminated by the Company, other than pursuant to Sections 13.2 or 13.3 of this Agreement or (ii) the Executive terminates his employment for Good Reason), the Executive will not, except as properly required in conducting the business of the Corporation, disclose or utilize, or authorize or cause anyone else to disclose or utilize for any purposes including the profit of anyone other than the Corporation, any trade secret, confidential information, knowledge or data of the Corporation of which he has knowledge, other than such information which can be shown by the Executive to be in the public domain other than as the result of a breach of the provisions of this Section 19.1, including, without limitation, any customer lists not made public by the Corporation.

      19.2. Noncompete Covenant. The Executive hereby agrees that he shall not, during the period of his employment (unless (i) terminated by the Company other than pursuant to Sections 13.2 or 13.3 of this Agreement or (ii) the Executive terminates his employment for Good Reason) and other engagement by the Company or any of its parent, subsidiary, successor, or affiliated corporations, and for a period of 12 months following the termination of such employment and engagement, directly or indirectly, within any county (or adjacent county) in any State within the United States in which the Company is engaged in business during the period of the Executive's employment engage in any business competitive with the Company's or any of its parent or subsidiary's business activities. At no time during the term of this Agreement, or thereafter shall the Executive directly or indirectly, disparage the commercial, business or financial reputation of the Company or any of its parent, subsidiary, successor or affiliated corporations.

      19.3. Certain Activities. For purposes of clarification, but not of limitation, the Executive hereby acknowledges and agrees that the provisions of
Section 19.2 above shall serve as a prohibition against him, during the period referred to herein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee, supplier, customer, prospective customer who has been previously contacted by either a representative of the Company (including the Executive), or any of its parent or subsidiary (but only those suppliers existing during the time of the Executive's employment by the Company or any of its parent or subsidiary, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company or any of its parent or subsidiary.

      19.4. Injunctive Relief. etc. The parties hereto hereby acknowledge and agree that (i) the Company would be irreparably injured in the event of a breach by the Executive of any of his obligations under this Section 19, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company may be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

      19.5. Certain Provisions. The limitations of Sections 18.1, 19.2 and 19.3 shall lapse if the Company does not fulfill its obligations as required by
Section 16 of this Agreement; however, such lapse shall not affect the rights of the Executive to receive all payments undiminished in any way, provided by such
Section 16. The provisions of this Section 19 shall also apply during the time the Executive is receiving any payments form the Company as a result of a termination resulting from disability.

      19.6. Scope of Restriction. It is the intent of the parties hereto that the covenants contained in this Section 19 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Executive hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section 19 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

      19.7. Nonexclusivity. The undertakings of Executive contained in this
Section 19 shall be in addition to, and not in lieu of, any obligations which he may have with respect to the subject matter hereof, as a matter of law or otherwise.

20. Miscellaneous Provisions.

      20.1. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

         If to the Company, to:  Saratoga Brands Inc.
                             1835 Swarthmore Avenue
                             Lakewood, New Jersey  08701
                             Attention:  Chief Financial Officer

       If to Executive, to:      Scott G. Halperin
                             10 Andrea Court
                             Manalapan, New Jersey  07726
or to such other address as either party hereto shall have designated by like notice to the other party hereto (except that a notice of change of address shall only be effective upon receipt).

      20.2. Amendments. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

      20.3. Entire Agreement. This Agreement constitutes the entire agreement of the-parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral and written, with respect to the subject matter hereof, including without limitation, the Old Agreement.

      20.4. Applicable Law. This Agreement shall be construed and regulated under and by the laws of the State of New Jersey and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors, and assigns, as the case may be. Personal jurisdiction for any proceeding brought pursuant to this Agreement shall be vested exclusively in the New Jersey State Supreme Court, or in the United States District Court for the District of New Jersey. Venue for any legal action authorized hereunder shall be in New Jersey.

      20.5. Binding Effect; Benefits. Executive may not delegate his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

      20.6. Waiver, etc. The failure of either of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                SARATOGA BRANDS INC.


                             By:
                                ---------------------------------
                                       Bernard F. Lillis, Jr.
                                       Director,
                                       Chief Financial Officer


                             By:
                                ---------------------------------
                                       Scott G. Halperin